Calculation of Filing Fee Tables
S-3
CENTRUS ENERGY CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.10 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $1.00 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Rights	457(r)				0.0001381
Fees to be Paid	6	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. (b) An indeterminate aggregate number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of the securities that may be issued (i) upon exercise, settlement, exchange or conversion of securities offered or sold hereunder, pursuant to the antidilution provisions of any such securities or pursuant to the Section 382 Rights Agreement of the Company, as amended, and (ii) as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (c) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See Offering Note 1

[3]	See Offering Note 1

[4]	See Offering Note 1 The warrants covered by this registration statement may be warrants for common stock, preferred stock or debt securities.

[5]	See Offering Note 1 The rights covered by this registration statement may be rights for common stock, preferred stock or debt securities.

[6]	See Offering Note 1 Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. The applicable prospectus supplement relating to the units will describe the terms of any units issued by the registrant.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A